                                      LEASE



LANDLORD:         ONE PRESIDENTIAL BOULEVARD ASSOCIATES

TENANT:           AMERICAN BUSINESS FINANCIAL SERVICES, INC.

PREMISES:         One Presidential Boulevard
                  Bala Cynwyd, Pennsylvania

DATED:            August 30, 1999

                                      INDEX

ARTICLE ONE.              REFERENCE DATA                                 1

   1.01                   Subjects Referred To                           1
   1.02                   Exhibits                                       2

ARTICLE TWO.              GRANT AND TERM                                 2

   2.01                   Leased Premises                                2
   2.02                   Use of Additional Areas                        3
   2.03                   Term                                           3

ARTICLE THREE.            RENT                                           4

   3.01                   Base Rent                                      4
   3.02                   Expense Adjustments                            4

ARTICLE FOUR.             CONDUCT OF BUSINESS BY TENANT                  9

   4.01                   Use of Premises                                9
   4.02                   Suitability                                    9
   4.03                   Uses Prohibited                                9
   4.04                   Governmental Regulations                       9
   4.05                   Advertising, Signs                            10

ARTICLE FIVE.             INSURANCE                                     10

   5.01                   Landlord's Insurance                          10
   5.02                   Tenant's Insurance                            10
   5.03                   Fire Insurance and Fire Insurance
                               Premiums                                 11
   5.04                   Exemption of Landlord and Management
                               Company from Liability                   11
   5.05                   Insurance of Improvements                     12
   5.06                   Waiver of Subrogation                         12
   5.07                   Covenant to Hold Harmless                     13
   5.08                   Property for Satisfaction                     13

ARTICLE SIX.              CHANGES AND ADDITIONS TO BUILDING             14

ARTICLE SEVEN.            UTILITIES                                     14

   7.01                   Services                                      14
   7.02                   Electrical Usage                              16

ARTICLE EIGHT.            PARKING AND COMMON AREAS AND
                               FACILITIES                               16

   8.01                   Control of Common Areas by Landlord           16
   8.02                   Use of Parking Areas                          17

ARTICLE NINE.              FIXTURES, ALTERATIONS AND IMPROVEMENTS       17

   9.01                    Tenant's Right to Make Alterations           17
   9.02                    Tenant's Performance of Work                 18
   9.03                    Removal                                      18
   9.04                    Insurance and Taxes                          19
   9.05                    Mechanics' Lien                              19
   9.06                    Windows                                      20

ARTICLE TEN.               MAINTENANCE OF LEASED PREMISES               21

   10.01                   Maintenance                                  21
   10.02                   Rules and Regulations                        21

ARTICLE ELEVEN.            DAMAGE AND DESTRUCTION                       22

   11.01                   Notice by Tenant                             22
   11.02                   Destruction of the Leased Premises           22
   11.03                   Destruction of the Office Building           22
   11.04                   Abatement of Rent                            23

ARTICLE TWELVE.            EMINENT DOMAIN                               23

   12.01                   Complete Taking                              23
   12.02                   Partial Taking                               23
   12.03                   Compensation and Rent                        24
   12.04                   Voluntary Conveyance                         24

ARTICLE THIRTEEN.          DEFAULT                                      24

   13.01                   Default of Tenant                            24
   13.02                   Remedies of Landlord                         25
   13.03                   Cumulative Rights                            26
   13.04                   Surrender of Possession                      27
   13.05                   Possessory Confession of Judgment            27
   13.06                   Monetary Confession of Judgment              28
   13.07                   Waiver of Defenses                           28
   13.08                   Late Charges                                 29
   13.09                   Bankruptcy or Insolvency of Tenant           29
   13.10                   Default by Landlord                          32
   13.11                   Excuse of Performance                        32
   13.12                   Mitigation of Damage Through Re-Letting      32

ARTICLE FOURTEEN.          ASSIGNMENT AND SUBLETTING                    34

   14.01                   Transfer, Assignment and Subletting          34
   14.02                   Consent to Assignment                        34
   14.03                   Merger or Assignment of Subleases            36

ARTICLE FIFTEEN.           ESTOPPEL CERTIFICATE, ATTORNMENT,
                               AND SUBORDINATION                        36

   15.01                   Estoppel Certificate                         36
   15.02                   Transfer by Landlord                         36
   15.03                   Subordination                                37

ARTICLE SIXTEEN.           ACCESS BY LANDLORD                           37

ARTICLE SEVENTEEN.         QUIET ENJOYMENT                              38

ARTICLE EIGHTEEN.          HOLDING OVER, SUCCESSORS                     38

   18.01                   Holding Over                                 38
   18.02                   Successors                                   39

ARTICLE NINETEEN.          HAZARDOUS WASTE                              39

   19.01                   Hazardous Material                           39
   19.02                   Representations                              39
   19.03                   Notice                                       39
   19.04                   Indemnification                              40

ARTICLE TWENTY.            OPTION FOR ADDITIONAL SPACE                  40

   20.01                   Limitation and Conditions of
                               Exercise                                 40
   20.02                   Option for Additional Space                  40

ARTICLE TWENTY-ONE.        MISCELLANEOUS PROVISIONS                     42

   21.01                   Subordination of Landlord's Lien             42
   21.02                   Brokerage Commission                         43
   21.03                   Entire Agreement                             43
   21.04                   Waiver                                       43
   21.05                   No Partnership                               43
   21.06                   Accord and Satisfaction                      44
   21.07                   Security Deposit                             44
   21.08                   Captions                                     44
   21.09                   Tenant Defined                               45
   21.10                   Corporate Authority                          45
   21.11                   Partnership Tenant                           45
   21.12                   Notices                                      45
   21.13                   Applicable Law                               45
   21.14                   Waiver of Trial by Jury                      46
   21.15                   Partial Invalidity                           46
   21.16                   Time                                         46
   21.17                   Recording                                    46
   21.18                   Cumulative Remedies                          46
   21.19                   Attorneys' Fees                              46
   21.20                   Necessary Acts                               46
   21.21                   Effectiveness of Lease                       47
   21.22                   Representations                              47
   21.23                   Interpretation of Language                   47

                                      LEASE


         This Lease is entered into as of this 30th day of August, 1999, by and between JEFFREY MORGAN, KEITH MORGAN and KEVIN MORGAN, Trustees under an Irrevocable Trust Agreement of Robert Morgan and Suzanne Morgan, Settlors to Jeffrey Morgan, Keith Morgan and Kevin Morgan, Trustees dated October 18, 1991, d/b/a One Presidential Boulevard Associates (hereinafter referred to as "Landlord") and American Business Financial Services, Inc. (hereinafter referred to as "Tenant").

         WHEREAS, Landlord is the owner of those certain premises more fully described in Paragraph 2.01 hereof; and

         WHEREAS, Tenant desires to lease such premises from Landlord and Landlord desires to lease such premises to Tenant;

         NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter contained, Landlord and Tenant agree as follows:

                                   ARTICLE ONE
                                 REFERENCE DATA

Section l.0l: Subjects Referred To

         Each reference in this lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section l.0l:

         LANDLORD'S ADDRESS:        One Presidential Boulevard Associates
                                    Attn: Mr. Keith Morgan, Trustee
                                    One Presidential Boulevard
                                    Bala Cynwyd, PA  l9004
                                    Phone: (610) 668-3480
                                    Fax:   (610) 664-5897

            With a copy to:         Cornerstone Realty, Inc.
                                    Attn: Mr. Jonathan Albert
                                    225 E. Aurora Street
                                    Waterbury, CT  06721
                                    Phone: (203) 597-0400
                                    Fax:   (203) 753-9617

         TENANT'S ADDRESS:          American Business Financial Services, Inc.
                                    Attn: Jeffrey M. Ruben, EVP
                                    111 Presidential Boulevard
                                    Suite 128
                                    Bala Cynwyd, PA  19004
                                    Phone: (610) 668-2440
                                    Fax:   (610) 949-7001

         OFFICE BUILDING: That certain building known as One Presidential
                  Boulevard, Bala Cynwyd, Pennsylvania, having a total rentable area of 120,569 square feet, together with the parcel of real property upon which such building is situated

         RENTABLE AREA OF TENANT'S SPACE: 24,766 square feet in accordance with BOMA standard and measured and agreed to by Tenant

         TERM COMMENCEMENT DATE: September 15, 1999 unless otherwise adjusted as defined in Section 2.03

         LEASE TERM:  5 years from the Commencement Date

         ANNUAL BASE RENT: $631,533.00 calculated at $25.50 per rentable square foot

         MONTHLY BASE RENT:  $52,627.75

         PRO-RATA SHARE:  20.54%

         PUBLIC LIABILITY INSURANCE LIMITS:  $3,000,000

         SECURITY DEPOSIT:  $105,255.50

Section l.02: Exhibits

         The exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this lease:

         EXHIBIT A: Plan Showing Location of Tenant's Space
         EXHIBIT B: Landlord's Initial Alterations and Improvements EXHIBIT C: Rules and Regulations
         EXHIBIT D: Additional Space
         EXHIBIT E: Subordination, Non-Disturbance and Attornment
                               Agreement

                                   ARTICLE TWO
                                 GRANT AND TERM

Section 2.01: Leased Premises

         In consideration of the rents, covenants, and agreements on the part of Tenant to be paid and performed, Landlord leases to Tenant, and Tenant leases from Landlord, those certain premises in the Office Building (herein called the "Premises" or "Leased Premises") located as outlined on the floor plan of the Office Building, which is marked Exhibit "A" attached hereto and made a part hereof, consisting of 24,766 rentable square feet on the second and fourth floors. Tenant acknowledges that it has inspected the Leased Premises and agrees to accept delivery of the Premises as is, subject to Landlord's completion at its sole expense (except as otherwise agreed to by Tenant as reflected in

Exhibit B-1 attached) of the alterations and improvements reflected in Exhibit "B" ("Initial Improvements"), attached hereto and made a part hereof. Notwithstanding anything to the contrary in Exhibit "B", Landlord shall not be responsible for installing telephone, equipment and data wiring or any security system or providing any workstations, furniture or furnishings that may be indicated in Exhibit "B" or in any other place or drawings.

Section 2.02: Use of Additional Areas

         The use and occupation by Tenant of the Leased Premises shall include the use in common with others entitled thereto of the common areas, parking areas, service areas, service roads, loading facilities, sidewalks and other facilities as may be designated from time to time by Landlord, subject however to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

Section 2.03: Term

         (a) The Term of this Lease shall be five (5) years, unless sooner terminated in accordance with the provisions of this Lease, commencing on the date fifteen (15) days after Landlord delivers the Leased Premises substantially completed to Tenant ("Commencement Date"). Landlord agrees to provide Tenant with exclusive use of the Office Building's loading docks during the weekend hours during the two weekends that are within such fifteen day period, with the exception of any deliveries that might be made to the Office Building during such use by Tenant. Provided that Landlord has received and approved construction plans from Tenant in time for this Lease to be executed by August 31, 1999, the Leased Premises shall be substantially completed by November 1, 1999, but in the event the execution of this Lease is delayed, the time of Landlord's obligation to deliver the Leased Premises to Tenant substantially completed shall be adjusted accordingly but shall in no event be later than the date Tenant shall occupy the Leased Premises or any part thereof for the purpose of conducting its business. As used herein "substantially completed" shall mean completion of the Initial Improvements to the Leased Premises in accordance with Exhibit "B", except for "punch list" or finishing items the resolution of which will not substantially interrupt Tenant's business operations. The list of "punch list" items referred to above shall be prepared by Tenant and Landlord and submitted to Landlord prior to Tenant's occupancy of the Premises for the conduct of business. After the Commencement Date is established pursuant to this paragraph, Landlord shall deliver to Tenant, and Tenant shall execute and deliver back to Landlord, a memorandum setting forth the Commencement Date. Landlord shall complete the punch list items within sixty (60) days of the Commencement Date and shall effectuate such completion before 8:30 a.m. or after

5:30 p.m. to the extent such completion requires painting other than touch-up work or shall result in substantial quantities of noise.

         (b) Provided all amounts owed by Tenant to Landlord under this Lease have been paid in full, including but not limited to all late charges, Tenant may elect to terminate this Lease, effective on the first day after completion of the forty-eighth month after the Commencement Date, by delivering written notice to Landlord of such election to terminate not later than February 1, 2004, together with payment to Landlord in the amount of $18.00 per rentable square foot of space included in the Leased Premises at the time of Tenant's election. If Tenant fails to timely deliver notice of its election with the required payment, Tenant shall be deemed to have elected not to terminate the Lease early, the Term of this Lease shall remain as defined in Paragraph (a) above, and any right by Tenant to elect any earlier termination of this Lease shall be void and of no further effect.

                                  ARTICLE THREE
                                      RENT

Section 3.01: Base Rent

         The annual base rent ("Base Rent") during the term of this Lease shall be payable by Tenant in equal monthly installments on or before the first day of each month in advance, at the office of Landlord or its designated agent, or at such other place designated by Landlord, without any prior demand therefor, and without any deduction or set-off whatsoever, and shall be Six Hundred Thirty-One Thousand Five Hundred Thirty-Three and 00/100 Dollars ($631,533.00) annually ($52,627.75 per month). For any rent attributable to less than a full calendar month, Tenant shall pay to Landlord a sum equal to the monthly base rent multiplied by a fraction, the numerator of which is the number of calendar days in such partial calendar month period, and the denominator of which is the total number of calendar days in such calendar month.

Section 3.02: Expense Adjustments

         (a) If the Direct Expenses as defined in paragraph (b) below, as adjusted in accordance with Section 3.02(d), if applicable, paid or incurred by Landlord exceed the greater of the amounts paid or incurred by Landlord in calendar years 1998 ($1,075,632) or 1999, then Tenant shall pay the amount of such increase multiplied by Tenant's Pro Rata Share.

         (b) For purposes of this Section 3.02, "Direct Expenses" are defined as follows:

                  (i) Taxes. Landlord shall pay when due all Real Estate Taxes (as hereinafter defined) imposed against the Office Building. Tenant shall pay to Landlord, as Additional Rent, Tenant's Pro Rata Share, as set forth in paragraph (a) above, of all Real Estate Taxes imposed against the Office

Building. Real Estate Taxes shall include and be defined as all real estate taxes, assessments, special or general, water and sewer rents and charges, liens, levies, taxes and other governmental impositions and charges of every kind and nature, ordinary and extraordinary, foreseen and unforeseen, assessed or imposed against the Office Building and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Office Building for the operation thereof. Real Estate Taxes shall not include any tax which may be levied by any governmental authority upon the income, profits or business of Landlord, or any franchise, inheritance or estate taxes, unless due to a change in the method of taxation. If any franchise, income, profit or other tax is imposed in substitution or in lieu of Real Estate Taxes, such substituted tax shall be deemed Real Estate Taxes for purposes of this Lease.

         Any personal property taxes or any increase in the Real Estate Taxes by reason of capital improvements, nonstandard or special installations, alterations or fixtures made by or for the benefit of the Tenant to the Leased Premises shall be paid for by the Tenant.

         (ii) Insurance Premiums. Tenant shall pay Landlord, as Additional Rent, Tenant's Pro Rata Share, as set forth in paragraph (a) above, of all premiums for any insurance maintained by Landlord pursuant to Article Five of this Lease, whether such premium increase shall be the direct result of the nature of Tenant's occupancy, or any act or omission of Tenant or the reasonable requirements of the holder of a mortgage or deed of trust covering the Premises, any increased valuation of the Premises, general rate increases, or any other cause whatsoever. Landlord has advised Tenant that premiums for 12 months rent loss insurance have been included in the Direct Expenses for calendar years 1998 and 1999.

         (iii) Utilities. Tenant shall pay Landlord as Additional Rent, Tenant's Pro Rata Share, as set forth in paragraph (a) above, of all costs and expenses incurred by Landlord for furnishing heat, air conditioning, electricity, water and sewer utilities.

         (iv) Operating Expenses. Tenant shall pay to the Landlord as Additional Rent, Tenant's Pro Rata Share, as set forth in paragraph (a) above, of all costs and expenses incurred by Landlord in the operation and maintenance of the Building, including, without limiting the generality of the foregoing, all such costs and expenses in connection with (1) license fees, janitorial service, landscaping, and snow removal, (2) reasonable wages, salaries, security, management and fees, employee benefits, payroll taxes, on-site office expenses, administrative and auditing expenses, and equipment, materials and supplies for the operation, management, maintenance and repair of said Office Building and all parking and common areas, (3) any capital expenditure (amortized, with interest at the prime rate then in effect at PNC Bank N.A. of Philadelphia plus two percent (2%) per annum, over the useful life of the improvement not to exceed ten (10) years) made by Landlord for the purpose of reducing other operating expenses or complying with any governmental requirement imposed after the date of this Lease, (4) the operation and servicing of any computer system installed to regulate Office Building equipment, (5) directory signs in the lobby and hallways of the Office Building, other than those referenced in
Section 4.05 in excess of the cost to maintain standard signs, (6) elevator maintenance and service, and (7) any charges or depreciation for machinery or equipment used or useful in the maintenance or operation of the Building and purchased to reduce or replace other operating expenses or to improve or enhance the operation and maintenance of the Office Building (the foregoing being hereinafter referred to as "Operating Expenses".

         (c)      "Operating Expenses" shall not include:

                   (i) any charge for depreciation (except as stated in clause 7 above), interest or leasehold rents paid or incurred by Landlord;

                  (ii) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business;

                  (iii) leasing commissions;

                  (iv) real estate taxes;

                  (v) the cost of any special service rendered to a tenant of the Office Building which is not rendered generally to other tenants;

                  (vi) costs of initial improvements to, or initial alterations of, space leased or to be leased to any tenant of the Office Building for the sole benefit of such tenant;

                  (vii) costs of performing any clean-up of "hazardous materials" as such term is defined in Section 19.01, if such cleaning is necessitated as a result of Landlord's failure to comply with any statutes, regulations or ordinances;

                  (viii) all items and services for which Tenant is charged directly, and not through its Pro Rata Share, pursuant to other provisions of this Lease;

                  (ix) any costs or expenses legally required to be incurred by Landlord to bring the common areas of the Office Building into compliance with the Americans With Disabilities Act of 1990 as regulated and required as of the date of execution of this Lease;

                   (x) costs incurred in advertising and promotional activities relating to procuring tenants for the Building; or

                  (xi) any cost or expenditure for which Landlord receives a reimbursement, reduction or rebate, but not including reimbursements by tenants of the Office Building pursuant to Direct Expense reimbursement provisions of their leases.

         (d) Notwithstanding any language in this Lease seemingly to the contrary, if the Office Building is not fully occupied during any calendar year of the Lease Term, actual variable cost components (as determined in the reasonable judgment of Landlord) of Direct Expenses and Additional Rent for purposes of this section 3.02 shall be determined as if the Office Building had been fully occupied during such year. For the purposes of this Lease "fully occupied" shall mean occupancy of 95% of the total rentable area in the Office Building. Furthermore, to the extent that the occupancy level of the Office Building is 95% or greater in any lease year, Landlord can pass through to the existing tenants all Direct Expenses as Additional Rent.

         (e) Tenant's payment of its share of Direct Expenses (also referred to herein from time to time as "Additional Rent") shall be administered and paid as follows:

                  (i) Tenant's share of Direct Expenses shall be paid to Landlord in advance on the first day of each month in equal monthly installments, in amounts reasonably estimated from time to time by Landlord in writing with an explanation of the calculation of Landlord's estimate. If the aggregate amount of such monthly payments paid by Tenant exceeds the actual amount thereafter due, the overpayment shall be credited on Tenant's next succeeding charge or charges for each expense or, if such excess occurs during the last lease year, Landlord will refund such excess to Tenant within thirty
(30) days following the expiration of the lease term, provided Tenant is not then in default of any of its obligations under this Lease. If the aggregate amount of such monthly payments paid by Tenant shall be less than the actual amount due, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, within twenty (20) days after written demand from Landlord.

                  (ii) Annually, Landlord or its agent shall provide Tenant with a written statement from Landlord setting forth the amount of Direct Expenses and showing in reasonable detail the manner in which it has been computed. For a period of ninety (90) days after receipt of an annual statement, Tenant shall have the right upon prior written notice to Landlord, to examine Landlord's books and records at any reasonable time during ordinary business hours to verify Landlord's statement of such expenses. Within such ninety (90) day period, Tenant may request approval from Landlord to copy records regarding specific expenses, and Landlord shall not unreasonably withhold its approval so long as Tenant pays the full expense of such copying, provides a confidentiality agreement providing for non-disclosure and the return of such copies and arranges a means for the copying to be performed that is not disruptive of Landlord's business.

             (iii) If Tenant does not notify Landlord in writing of a dispute regarding the Direct Expenses, and the specific charges in dispute, within twenty (20) days after the books and records are made available to Tenant pursuant to paragraph d(ii) above, then such amounts shall be deemed approved by Tenant. In the event that the final inspection reveals that the Direct Expenses for the period in question were overstated by an amount greater than five (5%) percent, then Landlord shall promptly reimburse Tenant for the amount of its reasonable out-of-pocket costs and expense of the inspection conducted under this section with respect to such period but not to exceed the amount by which Tenant's Pro Rata Share of the Direct Expenses was overstated, unless such overstatement was the result of Landlord's intentional acts or bad faith, in which case Tenant shall be entitled to the full amount of its reasonable out-of-pocket costs and expenses of such inspection. Such reimbursement shall be made within thirty (30) days after presentation to Landlord of bills and invoices incurred by Tenant for such review in form and detail reasonably acceptable to Landlord.

                  (iv) Notwithstanding that the Lease Term has expired and Tenant has vacated the Leased Premises, when the final determination is made of Tenant's share of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

                   (v) If Tenant shall fail to pay, within thirty (30) days from the date when due (except when collected monthly, in which event payment is due within ten (10) days), any Base Rent, Additional Rent or any other charges payable hereunder, such unpaid amounts shall bear interest from the date due to the date of payment at the "Prime Rate" then in effect at the PNC Bank N.A. of Philadelphia, Pennsylvania plus three (3%) percent per annum. Notwithstanding the preceding, Landlord agrees to give Tenant three (3) business days' advance written notice, not more than once in any one year, before charging interest in accordance with this Section 3.02(d)(v), and if Tenant pays such past-due sum within such three business day period, interest under this paragraph shall not be imposed.

                                  ARTICLE FOUR
                          CONDUCT OF BUSINESS BY TENANT

Section 4.01: Use of Premises

         The Leased Premises shall be used and occupied by Tenant for general office use only, and for no other purposes whatsoever without obtaining the prior written consent of Landlord.

Section 4.02: Suitability

         Tenant shall not violate and this Lease shall be subject to any applicable zoning ordinances and any municipal, county and state laws and regulations governing and regulating the use of the Premises and the Office Building. Landlord expressly makes no representation or warranty that the use of the Leased Premises contemplated by Tenant does not conflict with or violate any applicable zoning ordinances or municipal, county or state laws and regulations regarding the use of the Premises. To the best of its knowledge, Landlord knows of no zoning ordinance or laws which would prohibit Tenant's use of the Leased Premises for general office use.

Section 4.03: Uses Prohibited

         (a) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of any other tenants or occupants of the Office Building or injure or annoy them, or use or allow the Premises to be used for any illegal purposes, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises. No portion of the Premises may be used for any of the purposes prohibited by or in contravention of the rules and regulations reasonably promulgated by Landlord from time to time and delivered to Tenant pursuant to Section 10.02 hereof. Tenant shall not interfere with the quiet enjoyment of any other tenant in the Office Building. Without limiting the generality of the foregoing, Tenant shall not allow the Leased Premises to be used for any kind of eating and/or sleeping establishment, and nothing shall be done in the Leased Premises which will emit noxious odors, noises or vibrations at unacceptable levels in the Office Building as determined by Landlord in the reasonable exercise of its judgment. Tenant further agrees not to connect any apparatus, machinery or device to the electric wires or water or other pipes in the Leased Premises except as set forth in Article Seven hereof, except that Tenant may install the usual office machines and equipment, such as personal computers and similar equipment.

Section 4.04: Governmental Regulations

         Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements, statutes, and ordinances of all county, municipal, state, federal and other governmental authorities having jurisdiction, now in force or which may hereafter be in force, pertaining to Tenant's occupancy of the Leased Premises and use of the Leased Premises for general office purposes.

Section 4.05: Advertising, Signs

         Tenant shall not affix or maintain upon the glass panes and supports of the windows, (or within 24 inches of any window), doors and the exterior walls of the Premises, any signs, advertising, placards, names, insignia, trademarks, descriptive material or any other such like items except such as shall have first received the written approval of Landlord as to size, type, color, location, copy, nature and display qualities, which approval may be withheld at Landlord's sole discretion. Advertising by way of handbills, leaflets, pamphlets or other written materials distributed to the premises of other tenants in the Office Building shall not be permitted, nor shall Tenant distribute such materials to members of the general public in or on any of the common areas of the Office Building. Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof of the Office Building. Any signs in the hallways of the Office Building specific as to Tenant's space and other than the directory signs referred to in Section 3.02(b)(iv)(5), shall be supplied and controlled by Landlord, in Landlord's sole discretion, and Tenant shall reimburse Landlord for the expense thereof in excess of the standard cost.

                                  ARTICLE FIVE
                                    INSURANCE

Section 5.01: Landlord's Insurance

         Landlord will maintain comprehensive general liability and property insurance in such amounts and coverage as Landlord deems sufficient for the proper operation of the Office Building, including commercially reasonable percentages of replacement cost coverage in the event of a casualty. Landlord may purchase rent loss insurance with coverage of up to 18 months and may carry any other insurance coverage reasonably requested by any person holding a mortgage or deed of trust upon the Office Building.

Section 5.02: Tenant's Insurance

         Tenant shall, during the entire term hereof, keep in full force and effect a policy of comprehensive general liability and property damage insurance with respect to the Leased Premises and the business operated by Tenant in the Leased Premises, in which the limit of comprehensive general liability shall not be less than three million ($3,000,000) dollars per single occurrence. Landlord shall have the right to require Tenant to increase such insurance limits to such amounts as Landlord shall reasonably require from time to time during the Lease term, so long as similarly applied to all tenants of the Office Building who lease more than 5,000 square feet. The policy shall name Landlord as an additional insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. The insurance carrier shall be approved by Landlord, which approval shall not be unreasonably withheld, and a copy of the policy or a certificate of insurance showing Landlord as named additional insured shall be delivered to Landlord upon the Commencement Date. Such insurance policy shall contain a provision that it and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

Section 5.03: Fire Insurance and Fire Insurance Premiums

         Tenant agrees that it will not keep, use, sell, or offer for sale in or about the Leased Premises, any article which may be prohibited by Landlord's or Tenant's fire insurance policy then in effect covering the Leased Premises and/or the Office Building or any of its contents. Notwithstanding any language in this Lease seemingly to the contrary, in the event the specific business conducted by Tenant in the Leased Premises (and not use of the Leased Premises for general office purposes) causes any increases of premium of the fire and/or any other insurance policy covering the Office Building or any part thereof above the rate for an office building, Tenant shall pay the additional premium on the fire and/or casualty policy by reason thereof and Tenant shall also pay any increase in any rent loss insurance policy caused by the specific business conducted by Tenant. Bills for such additional insurance premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due and payable by Tenant when rendered.

Section 5.04: Exemption of Landlord and Management Company from Liability

         Neither Landlord, its agents nor its designated management company shall be liable for injury to Tenant's business for loss of income therefrom or for injury or damage which may be sustained by the property of Tenant, its employees, invitees, customers, agents or contractors, or any other person in the Leased Premises, caused by or resulting from fire, explosion, falling wall and/or ceiling materials, steam, electricity, gas, dampness, water or rain which may leak or flow from or into any part of the Leased Premises from the roof, street or subsurface condition or from any other place, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or by any latent defect in the Leased Premises or other cause of whatsoever nature, whether said damage or injury results from conditions arising upon the Leased Premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing same is inaccessible to Tenant. Neither

Landlord, its agents nor its designated management company shall be liable for any damage caused by other tenants or persons in the Leased Premises, occupants of adjacent property of the Office Building, or the public, or caused by operations in construction of any private, public or quasi-public work or by other tenants of the Office Building so long as Landlord shall have used its good faith efforts to enforce the terms of its leases with other tenants of the Office Building. The provisions of this paragraph are intended to apply to claims brought by Tenant and any party or entity subject to its control. Landlord acknowledges that Tenant's waiver is limited to these claims. Notwithstanding the above, the exemption stated in this section shall apply to latent defects in the Initial Improvements only so long as Landlord, its agents and its designated management company had no actual knowledge of the existence of the defect.

Section 5.05: Insurance of Improvements

         Tenant shall at all times maintain "All Risk" insurance in the name of both Landlord, its agent, and Tenant, in an amount adequate to cover the full replacement cost in the event of fire or extended coverage loss to any and all trade fixtures, alterations, decorations, additions, or improvements made to the Leased Premises by Tenant or by Landlord on Tenant's behalf with loss proceeds payable to Landlord and/or Tenant as their interests may appear, it being expressly understood and agreed that none of such property shall be insured by Landlord under such insurance as it may carry upon the Office Building. Such insurance policy shall be maintained with an insurance company approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall deliver to Landlord certificates of such fire insurance policy or policies which show Landlord and its designated agent as named additional insurers and shall each contain a clause requiring insurer to give Landlord thirty (30) days written notice of modification or cancellation of such policies.

Section 5.06: Waiver of Subrogation

         The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and the Office Building and other improvements in which the Premises are located, and to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Premises and the Office Building and other improvements in which the Premises are located that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any other risks insured against under any insurance policy required by this Lease.

Section 5.07: Covenant to Hold Harmless

         (a) Tenant covenants, to the extent permitted by applicable law, to indemnify Landlord, its partners, representatives, agents and employees, and save them harmless from and against any and all claims, actions, damages, liability and expense including the attorney's fees of counsel designated by Tenant and approved by Landlord whose approval will not be unreasonably withheld, in connection with all losses, including loss of life, personal injury and/or damage to property (except for loss or damage to the extent caused by the negligence, willful misconduct or bad faith of Landlord or its agents, officers, employees, or persons acting on Landlord's behalf) to the extent arising from or out of any occurrence in, upon or at the Leased Premises or the occupancy or use by Tenant of the Leased Premises or any part thereof, or arising from or out of Tenant's failure to comply with any provision of this Lease or occasioned wholly or in part by any act or omission, including negligent acts or omissions, by Tenant, its agents, contractors, suppliers, employees, servants, customers or licensees. In case Landlord or any other party so indemnified shall be made a party to any litigation commenced by or against Tenant, other than an action by Tenant against Landlord to enforce Landlord's obligations under this Lease and which does not include claims subject to the indemnification obligations of Tenant stated herein, then Tenant shall protect and hold Landlord or any other party indemnified under this Section harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by them in connection with such litigation.

         (b) Notwithstanding any other provisions of this Lease, the obligations of the Tenant pursuant to this Section 5.07 shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all expenses and charges incurred by the Landlord, or its officers, partners, employees, servants or agents, relating to the enforcement of the provisions herein specified.

Section 5.08: Property for Satisfaction

         Tenant shall look only to Landlord's estate and interest in the Office Building for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord under this Lease, and no other property or other assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Leased Premises. Neither the trustees, beneficiaries partners, shareholders, directors nor officers of Landlord (the "Parties") shall be liable for the performance of Landlord's obligations hereunder. Tenant shall not make any claims against nor seek damages from any of the Parties, nor shall Tenant look to the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

                                   ARTICLE SIX
                        CHANGES AND ADDITIONS TO BUILDING

         Landlord hereby reserves the right at any time to remodel, refurbish, make alterations or additions to the Office Building, so long as such work does not unreasonably interfere with Tenant's right to quiet enjoyment of the Leased Premises or otherwise unreasonably interfere with the conduct of business in the Leased Premises during normal business hours. Tenant agrees that Tenant will not, through any act or omission on the part of Tenant, in any way hinder, impede, or frustrate the efforts of the Landlord in commencing and/or completing such alterations, additions, remodeling or refurbishing in a timely fashion. Landlord further reserves the exclusive right to the roof.

                                  ARTICLE SEVEN
                                    UTILITIES

Section 7.01: Services

         (a) Landlord shall furnish the Premises, during the hours of 8:00 a.m. to 6:00 p.m. on a five (5) day week basis, excluding Saturdays, Sundays and holidays, with heating and air conditioning in amounts provided in similar office buildings in the Bala Cynwyd area, in accordance with the following:

                  Summer: 78 degrees Fahrenheit dry bulb at fifty percent (50%) relative humidity when the outside temperature is below 91 degrees Fahrenheit dry bulb and 78 degrees Fahrenheit wet bulb.

                  Winter: 68 degrees Fahrenheit dry bulb at thirty percent (30%) relative humidity when the outside temperature is above 15 degrees Fahrenheit dry bulb.

         (b) Notwithstanding the foregoing, the temperatures and conditions for heating and air conditioning stated in Section 7.01(a) above shall not apply and Landlord shall not be responsible if the normal operation of the air conditioning or heating system shall fail to provide conditioned air in accordance with the requirements of Section 7.01(a): (i) in any portions of the Premises where the internal heat load exceeds 2.5 watts per square foot of lighting or where the connected load exceeds 3.5 watts per square foot for any computer, machine or appliance installed by Tenant or where the human occupancy density exceeds one (1) person for every 125 square feet of usable area or (ii) because of any partitioning or other Tenant improvements or furnishings (other than Landlord's Initial Improvements reflected in Exhibit "B") made, performed by or installed on behalf of Tenant or any person claiming through or under Tenant. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating and air conditioning systems.

         (c) Landlord reserves the right to interrupt the service of the air conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems of the Office Building when necessary by reason of emergency, requirement of law or any cause beyond Landlord's reasonable control or for repair and maintenance including necessary repairs or replacements and routine inspection and servicing which in the reasonable judgment of Landlord exercised in good faith are necessary to maintain the proper functioning of such systems, so long as Landlord diligently pursues all reasonable actions available to it to resume furnishing such services. If Landlord's performance of routine repairs or maintenance would result in a material disruption of Tenant's business operations, Landlord shall use reasonable efforts to perform routine repairs and maintenance before 8:30 a.m. and after 5:30 p.m.

         (d) Landlord shall not be liable for failure to furnish any of the foregoing services when such failure is caused by accident or conditions beyond the reasonable control of Landlord, including but not limited to labor disturbances or disputes of any character; nor shall Landlord be liable for loss of or injury to property however occurring through or in connection with or incidental to the furnishing of any of the foregoing. Such failure shall not relieve Tenant from its duty to pay the full amount of rent herein reserved, or constitute or be construed as a constructive or other eviction of Tenant, unless the Leased Premises as a whole are untenantable and Landlord has failed to make a good faith, diligent effort to commence a remedy within two (2) business days after receipt of written notice from Tenant advising Landlord of the failure and providing Landlord with full information from Tenant of the nature of the failure. In this regard, if Tenant's complaint is that Landlord is not meeting the temperatures stated above and if Landlord cannot immediately confirm such claim from its own observation, Tenant shall provide the report and measurements of a licensed professional engineer experienced in heating, refrigeration and air conditioning confirming Landlord's failure to meet the temperatures provided above and Landlord shall have a reasonable time to commence a remedy in response to such information. If after receiving such notice and, if required, the report and measurements from Tenant's engineer, the Leased Premises remain untenantable for more than ten (10) business days, Tenant shall be entitled to an abatement of rent.

         (e) Lamping and relamping will be performed by the Landlord at Tenant's expense for Landlord's actual costs.

Section 7.02: Electrical Usage

         (a) Tenant will not, without prior written consent of Landlord, connect any apparatus or device for the purpose of using electric current except through existing electrical outlets in the Premises as constructed for the space as part of Landlord's Initial Improvements reflected in Exhibit "B". Landlord may reserve the right to review Tenant's electrical usage and to cause an electric current meter(s) to be installed in the Premises so as to measure the amount of electricity consumed by Tenant, with the cost of any such meter(s) and of installation, maintenance and repair thereof to be paid for by Landlord. Tenant agrees to pay to Landlord promptly upon demand therefor all charges actually incurred, net of any reimbursement, reduction or rebate from the utility company, for such electrical service in the amount shown by said meter(s).

         (b) If heat generating machines or equipment (other than personal computers, copiers and other general office equipment, all in such types and amounts as customarily used in general office use) are used in the Leased Premises by Tenant and affect Landlord's ability to maintain the temperatures otherwise maintained by the air conditioning system, Landlord reserves the right, after thirty (30) days written notice to Tenant, to install supplementary air conditioning units in the Premises and the reasonable cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand.

                                  ARTICLE EIGHT
                     PARKING AND COMMON AREAS AND FACILITIES

Section 8.01: Control of Common Areas by Landlord

         All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Office Building, including employee parking areas, loading docks, if any, sidewalks and ramps, landscaped areas, exterior stairways, rest rooms and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, clients and customers shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements, to police same, from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to, to restrict parking by tenants, their officers, agents, employees and invitees to employee parking areas in numbers permitted in this Lease, to close all or any portion of said areas to facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein, to close temporarily all or any portion of the parking areas or facilities, to discourage non-employee parking, to designate reserve parking areas, and to do and perform such other acts in and to said areas and improvements as in the use of good business judgment Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, its officers, agents, employees, clients and customers. Landlord will operate and maintain the common facilities referred to above in such manner as Landlord, in its sole discretion, shall determine from time to time, provided that Tenant's use of the same shall not be materially affected. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel pertaining to and necessary for the proper operation and maintenance of the common areas and facilities, the cost of which shall be a Direct Expense under Section 3.02.

Section 8.02: Use of Parking Areas

         Tenant shall have the right to the use, for itself, its employees, agents, invitees and visitors, of three (3) reserved parking spaces at the front of the Building to be designated by Landlord and a maximum of ninety-seven (97) unassigned parking spaces in the parking areas surrounding the Office Building.

                                  ARTICLE NINE
                     FIXTURES, ALTERATIONS AND IMPROVEMENTS

Section 9.01: Tenant's Right to Make Alterations

         Landlord agrees that Tenant may, at its own expense and after giving Landlord or its designated agent at least thirty (30) days notice in writing of its intention to do so, from time to time during the Term hereof make alterations, additions and changes in and to the interior of the Premises (except those of a structural nature) as Tenant may find necessary or convenient for its purposes, provided that the value of the Leased Premises is not hereby diminished. However, no alterations, additions or changes costing in excess of Ten Thousand Dollars ($10,000.00) may be made without first procuring the approval in writing of Landlord, which approval shall not be unreasonably withheld. In addition, no alterations, additions or changes shall be made to the exterior walls or roof of the Premises, nor shall Tenant erect any mezzanine without the prior written approval of Landlord. In no event shall Tenant make or cause to be made any penetration through the roof of the Leased Premises. Tenant shall be directly responsible for any and all damages resulting from any violation of the provisions of this Article.

Section 9.02: Tenant's Performance of Work

         All alterations, additions, improvements or changes to be made to the Leased Premises that require the approval of Landlord shall be under the supervision of a competent architect or competent licensed structural engineer and made in accordance with plans and specifications with respect thereto, approved in writing by Landlord before the commencement of the work, which approval shall not be unreasonably withheld. In addition to the approval of the plans and specifications as herein described, Tenant shall further submit the names of all contractors and other entities utilized to make alterations to the Leased Premises for Landlord's approval prior to commencement of work. All work done with respect to alterations, additions and changes must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Any such changes, alterations and improvements shall be performed and done strictly in accordance with the laws and ordinances relating thereto, and Tenant shall be responsible for obtaining all necessary building permits or any other licenses or permits required by any laws, ordinances and regulations of all governmental agencies or entities having jurisdiction over the Office Building. In performing the work of any such alterations, additions or changes, Tenant shall have the work performed in a manner which will not obstruct the access to the Office Building or the premises of any other tenant in the Office Building, and which will not interfere, in any manner, with the operation of the Office Building or the appearance of the common areas.

Section 9.03: Removal

         (a) Unless the approval for such improvement is otherwise conditioned, upon the termination of this Lease, Tenant shall remove any alterations, improvements and changes made by Tenant to the Leased Premises pursuant to this Section, provided that Tenant repairs all damage caused by such removal, and returns the Premises to the condition that existed at the Lease Commencement Date, normal wear and tear and casualty excepted. All improvements not removed by Tenant shall become a part of the Premises. Notwithstanding the foregoing provision, Landlord may not require Tenant to remove any alterations or additions constructed by Landlord or Tenant in connection with Landlord's Initial Improvements shown in Exhibit B attached to this Lease. In addition, if Tenant has constructed improvements or alterations in accordance with the terms of this Lease after receipt of Landlord's approval in writing, Tenant shall be obligated to remove such alterations and improvements only if Landlord conditions its approval upon removal.

         (b) Any trade fixtures, signs and other personal property of Tenant not permanently affixed to the Premises shall remain the property of Tenant, and Landlord agrees that Tenant shall have the right, at any time, and from time to time, provided Tenant not be in default hereunder, to remove its trade fixtures and other personal property which it may have stored or installed in the Premises. Nothing contained in this Article shall be deemed or construed to permit or allow Tenant to remove so much of such personal property, without the immediate replacement thereof with similar personal property of comparable or better quality, as to render the Premises unsuitable for general office use. Tenant at its expense shall immediately repair any damage occasioned to the Premises by reason of the removal of any such trade fixtures and other personal property, and upon the last day of the Lease Term or a date of earlier termination of this Lease, shall leave the Premises in a neat and broom clean condition, free of debris.

         (c) All improvements to the Premises by Tenant, including but not limited to light fixtures, floor coverings and partitions, but excluding trade fixtures, shall become the property of Landlord upon expiration or earlier termination of this Lease.

Section 9.04: Insurance and Taxes

         (a) In the event that Tenant shall make any permitted alterations, additions or improvements to the Premises under the terms and provisions of Article Nine or Article Six, Tenant agrees to carry such insurance as required by Article Five covering any such alteration, addition or improvement, it being expressly understood and agreed that none of such alterations, additions or improvements shall be insured by Landlord under such insurance as it may carry upon the Office Building, nor shall Landlord be required under any provisions for reconstruction of the Premises to reinstall any such alterations, improvements or additions.

         (b) Tenant shall be responsible for and pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations, as well as upon its trade fixtures, leasehold improvements and leasehold interest, merchandise and other personal property in, on or upon the Premises. In the event, any such items of property are assessed with property of Landlord, then and in such event, such assessment shall be equitably divided between Landlord and Tenant to the end that Tenant shall pay its equitable proportion of such assessment. Landlord shall determine the basis of prorating any such assessments and such determination shall be binding upon both Landlord and Tenant.

Section 9.05: Mechanics' Lien

         (a) Tenant agrees that it will pay or cause to be paid all costs for work done by it or caused to be done by it on the Premises, and Tenant will keep the Premises free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it. Tenant agrees to and shall indemnify, defend and save Landlord free and harmless against liability, loss, damage costs, attorneys' fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under it.

         (b) If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work in the Premises shall be filed against the Premises or the Office Building of which the Premises is a part, Tenant shall, within thirty
(30) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period provided, then Landlord, in addition to any other rights or remedies, may, but shall not be obligated to, discharge the same by either paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings; and in any such event, Landlord shall be entitled, if Landlord so elects, to defend any prosecution of an action for foreclosure of such lien by the lienor or to compel the prosecution of an action for foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount paid by Landlord and all costs and expenses, including attorney fees, incurred by Landlord in connection therewith, together with interest thereon at prime plus three percent (3%) the maximum legal rate from the respective dates of Landlord's making of the payment or incurring of the cost and expenses shall be paid by Tenant to Landlord on demand and without inquiry into the validity of the lien. Nothing in this Lease shall be construed as in any way constituting a consent or request by Landlord, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration or repair of or to the Premises or to any improvements thereon, or to any part thereof.

         (c) Should any claims of lien be filed against the Leased Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

         (d) In connection with pursuit of its rights under this Section, Landlord or its representatives shall have the right to go upon and inspect the Premises at all reasonable times after one (1) business days' notice to Tenant.

Section 9.06: Windows

         Notwithstanding anything in this Lease to the contrary, Tenant shall not place or cause to be placed any item in the windows of the Leased Premises, including but not limited to signs and/or window treatment, without the prior approval of Landlord. Tenant shall provide window treatments for the Leased Premises acceptable to Landlord at Landlord's sole discretion.

                                   ARTICLE TEN
                         MAINTENANCE OF LEASED PREMISES

Section 10.01: Maintenance

         (a) Landlord will keep and maintain the Office Building and common areas in good order and repair, including but not limited to cleaning and janitorial service, in accordance with the standards of comparable office buildings in the vicinity of the Office Building. Tenant will at its own expense keep and maintain in good order and repair during the full term of the Lease all parts of the Leased Premises, except that Tenant shall not be required to make any structural alterations or repairs or system alterations or repairs (except as otherwise provided in this Lease or caused by Tenant's misuse or abuse thereof) and Landlord shall provide janitorial services to the Premises.

         (b) At the expiration of the Lease, Tenant shall surrender the Leased Premises in good condition, reasonable wear and tear and damage by casualty excepted, and shall surrender all keys for the Leased Premises to Landlord or its designated agent at the place then fixed for the payment of rent and shall inform Landlord or its designated agent of all combinations on locks, safes and vaults, if any, in the Leased Premises. Before surrendering the Leased Premises, Tenant shall repair any damage caused by removal of trade fixtures, alterations and improvements, such repairs to be performed in a good and workmanlike manner, and shall broom clean the Premises thoroughly. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

Section 10.02: Rules and Regulations

         Tenant shall faithfully observe and comply with the rules and regulations presented in Exhibit "C" hereto. Landlord shall use its good faith efforts to enforce such rules and regulations, but Landlord shall not be responsible to Tenant for the noncompliance with any of said rules and regulations by other tenants or occupants of the Office Building, except that nothing in this Section shall relieve Landlord of its obligation to provide Tenant with quiet enjoyment of the Leased Premises as provided in Article Seventeen. Such rules and regulations shall apply and be enforced as to all tenants in the Office Building on a uniform basis.

                                 ARTICLE ELEVEN
                             DAMAGE AND DESTRUCTION

Section 11.01: Notice by Tenant

         Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or of defects therein or in any fixtures or equipment. However, such notices, or any occurrence giving rise thereto, shall not impose any duty on Landlord except as otherwise expressly provided herein.

Section 11.02: Destruction of the Leased Premises

         Landlord shall maintain fire and extended coverage insurance on the Office Building in an amount sufficient to avoid application of any coinsurance provisions. In the event that the Leased Premises are damaged by fire or other perils covered by fire and extended coverage insurance, for which damage the cost of repair is less than thirty-three and one-third percent (33-1/3%) of the cost of replacement of the Leased Premises and is less than the amount of Base Rent reasonably estimated by Landlord as remaining due hereunder for the balance of the term hereof, the damage shall be promptly repaired by Landlord at Landlord's expense, provided Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered as a result of such damage, and in no event shall Landlord be required to repair or replace Tenant's stock in trade, files, documents, fixtures, improvements, furnishings, and/or equipment. In the event of any damage to the Leased Premises, and if Landlord is not required to repair as hereinabove provided, Landlord may elect whether to repair or rebuild the Leased Premises, or to terminate this Lease effective as of the date of damage, upon giving notice of such election in writing to Tenant within forty-five (45) days after the occurrence of the event causing damage. Nothing in this Section 11.02 shall be construed as a limitation of Tenant's liability for such occurrence should such liability otherwise exist.

Section 11.03: Destruction of the Office Building

         In the event that the Leased Premises or other premises forming a portion of the Office Building, as it may exist from time to time, are damaged by fire, explosion or any other cause to the extent that the cost of repair of such damage is equal to or greater than thirty-three and one-third percent (33-1/3%) of the replacement cost of said Office Building, Landlord may elect to repair or rebuild such damage, or to terminate this Lease effective the date of damage upon giving notice of such election in writing to Tenant within forty-five (45) days after the occurrence causing the damage, whether the Leased Premises be damaged or not. Nothing in this Section 11.03 shall be construed as a limitation of Tenant's liability for such occurrence should such liability otherwise exist.

Section 11.04: Abatement of Rent

         If damage to the Leased Premises or repairing or rebuilding of the Leased Premises after such damage shall render the Leased Premises untenantable in whole or in part, and Landlord shall repair such damage pursuant to the provisions of this Article Eleven, then a proportionate abatement of the monthly Base Rent and Additional Rent shall be allowed only for such period as is covered by Landlord's rent loss insurance, which insurance shall be maintained by Landlord to cover a minimum of twelve (12) months, so long as such insurance is reasonably commercially available to Landlord. The proportionate abatement shall be computed on the basis of the relation which the area of space rendered untenantable bears to the total area of the Leased Premises prior to such damage. If Landlord is required or elects to repair the Leased Premises as herein provided, Tenant shall, promptly upon substantial completion of Landlord's repairs, repair or replace its improvements, fixtures, furniture, furnishings and equipment, and if Tenant has closed, Tenant shall promptly reopen for business.

                                 ARTICLE TWELVE
                                 EMINENT DOMAIN

Section 12.01: Complete Taking

         In the event the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and the Tenant shall thereupon be released from any liability thereafter accruing hereunder.

Section 12.02: Partial Taking

         (a) In the event more than twenty-five (25%) percent of the total square footage of floor area of the Premises is taken under the power of eminent domain by any public or quasi-public authority, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not one undivided parcel of property, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Premises upon giving notice in writing of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that said Premises have been so appropriated or taken. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. Landlord agrees immediately after learning of any appropriation or taking to give to Tenant notice in writing thereof. If both Landlord and Tenant elect not to so terminate this Lease, Tenant shall remain in possession of the portion of the Premises which shall not have been appropriated or taken as herein provided.

         (b) In the event that this Lease is not terminated after any partial taking as described above, then Landlord agrees at Landlord's cost and expense as soon as reasonably possible to restore the Leased Premises to a complete unit of as like quality and character as possible, in view of the taking, as existed prior to such appropriation or taking; and thereafter the Base Rent and Additional Rent and other expenses paid by Tenant shall be reduced on the basis of the relation which the area of space remaining bears to the total area of the Leased Premises prior to such taking. Landlord shall be entitled to receive the total award or compensation in such proceedings.

Section 12.03: Compensation and Rent

         If this Lease is terminated pursuant to Sections 12.01 or 12.02, Landlord shall be entitled to the entire award or compensation in such proceedings, but the rent and other charges for the last month of Tenant's occupancy shall be prorated and Landlord agrees to refund to Tenant any rent or other charges paid in advance. Tenant's right to receive compensation or damages for its personal property, fixtures and improvements paid for directly by Tenant without reimbursement by Landlord and relocation expenses shall not be affected in any manner hereby.

Section 12.04: Voluntary Conveyance

         For the purposes of this Article Twelve, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain so long as Tenant's rights pursuant to Sections 12.02 and 12.03 are not diminished.

                                ARTICLE THIRTEEN
                                     DEFAULT

Section 13.01: Default of Tenant

         The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

         (1) Any failure by Tenant to pay the Rent, which for purposes of this Article Thirteen shall be defined to mean Base Rent and Additional Rent required to be paid by Tenant pursuant to the terms of this Lease, within ten (10) days after the due date thereof without any further notice being required from Landlord to Tenant (except that Landlord agrees to give Tenant written notice of default under this Section 13.01 but shall not be required to provide such notice more than once in any one Lease year), or to pay any other monetary sums required to be paid hereunder within ten (10) days after written notice from Landlord to Tenant therefor;

         (2) The abandonment or vacation of the Premises by Tenant for more than ten (10) consecutive business days unless Tenant shall have provided prior notice to Landlord and given Landlord reasonable assurance of its continued performance under the Lease;

         (3) A failure by Tenant to observe and perform any other provisions of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after notice thereof by Landlord to Tenant; provided, however, that Tenant shall not be deemed to be in default if the nature of such failure is such that the same cannot reasonably be cured within such thirty (30) day period and Tenant shall within such period commence such cure and thereafter diligently prosecute such cure and complete the cure within no more than ninety
(90) days, which time shall be extended only upon Landlord's written consent to a longer period. Landlord's consent to extend the period of cure shall not be unreasonably withheld so long as Tenant demonstrates that the cure could not have been timely completed by expenditure of additional funds and Tenant has specifically designated reserves on its books to cover the full expense of such cure. In no event shall Landlord's consent to a period of cure of more than ninety (90) days be required if Tenant's failure to cure places Landlord in breach of any agreements it may have with other parties, including any lender or other tenant in the Office Building. Any consent to a longer period by Landlord shall be conditioned upon Tenant's continued use of its best efforts to diligently complete the cure.

Section 13.02: Remedies of Landlord

         In the event of any such material default and breach by Tenant beyond any applicable grace and/or cure period as stated in this Lease, Landlord may at any time thereafter, with or without notice and demand and without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

         (1) Maintain this Lease in full force and effect and recover the Rent as it becomes due, without termination Tenant's right of possession, irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises, as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant. In the event such re-letting occurs, this Lease shall terminate automatically upon the new tenant's taking possession of the Premises, and Landlord shall be entitled to recover from Tenant all damages incurred by reason of Tenant's default, as more fully set forth below. Notwithstanding that Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default by Tenant.

         (2) Terminate Tenant's right to possession, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including without limitation thereof, the following: (i) any unpaid Rent which has been earned at the time of such termination; plus (ii) the amount by which the unpaid Rent for the balance of the term after termination exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (iii) any unamortized Tenant improvements and leasing commissions; plus (iv) reasonable attorneys' fees plus such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. Upon any such re-entry, Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in its sole discretion deems reasonable and necessary.

         (3) Upon two days notice to Tenant, declare to be immediately due and payable, on account of rent and other charges herein reserved for the balance of the term of this Lease, all Rent due from Tenant to Landlord and in arrears at the time of the declaration made herein as well as Landlord's good faith estimate of all future Rent to be paid by Tenant up to the end of the term, even if such amounts shall not be capable of precise determination.

         (4) Collect as an additional item of damages the cost of repairs, alterations, redecorating, lease commissions, legal expenses and Landlord's other expenses incurred in reletting the Premises to a new tenant.

         (5) Enter the Premises and remove therefrom all persons and property. Such property may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and may be sold by Landlord by public or private sale, without notice to or demand upon Tenant, if said property is stored for thirty (30) days or more and Tenant has not paid the entire cost of storage.

Section 13.03: Cumulative Rights

         All rights and remedies of Landlord enumerated in this Article Thirteen shall be cumulative and none shall exclude any other right or remedy allowed by law. In addition to the other remedies provided herein, Landlord shall be entitled to seek an injunction restraining a violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

Section 13.04: Surrender of Possession

         Upon termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately and deliver possession to Landlord. Tenant hereby grants to Landlord full and free license to enter upon the Premises in such event with or without process of law and to repossess the Premises and to expel or remove Tenant and any other who may be occupying or within the Premises and to remove any and all property from it, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord under this Lease or by operation of law.

Section 13.05: Possessory Confession of Judgment

         When this Lease and its term shall have been terminated on account of any default by Tenant in the payment of Base Rent or its equal monthly installment of its Pro Rata Share of Direct Expenses or when the term hereby created shall have expired, and only after ten (10) business days' advance notice from Landlord to Tenant of Landlord's intent to obtain such confession stating the grounds of default, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant and to sign an agreement for entering in any competent court an amicable action in ejectment against Tenant and all persons claiming by, through or under Tenant and to confess judgment for the recovery by Landlord of possession of the Premises, for which this Lease shall be sufficient warrant; thereupon, if Landlord so desires, an appropriate writ of possession may issue promptly, without any prior writ or proceeding whatsoever, provided that if for any reason after such action shall have been commenced it shall be determined that possession of the Premises should remain or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease or of Tenant's right of possession to bring one or more further amicable action or actions to recover possession of the Premises and to confess judgment for the recovery of possession of the Premises as provided. Notwithstanding anything contained in this Lease to the contrary, the right of Landlord to initiate an amicable action in ejectment as specified above shall not preclude or limit Landlord's right to initiate an amicable action for Rent (including but not limited to, all unpaid Rent for the balance of the term of this Lease). Further, notwithstanding anything contained in this authorization for confession of judgment to the contrary, Landlord shall not confess judgment solely on the basis of Tenant's failure to timely pay Landlord the difference between the aggregate amount of the monthly payments made by Tenant and the actual amount due as stated in Section 3.02(e)(i) unless Tenant's time to review records pursuant to Section 3.02(e)(ii) has expired and Tenant has not notified Landlord of any dispute under Section 3.02(e)(iii).

Section 13.06: Monetary Confession of Judgment

         If Tenant shall default in the payment of Base Rent or its equal monthly installment of its Pro Rata Share of Direct Expenses or in the payment of any other sums due by Tenant, and only after ten (10) business days' advance notice from Landlord to Tenant of Landlord's intent to obtain such confession, Tenant hereby authorizes and empowers any Prothonotary or attorney of any court of record to appear for Tenant in any and all actions which may be brought for Rent and other sums; and to sign for Tenant an agreement for entering in any competent court an amicable action or actions for the recovery of Rent and other sums, and in suits or in amicable action or actions to confess judgment against Lessee for all or any part of the Rent and other sums, including, but not limited to, interest and costs, together with a commission for collection of fifteen percent (15%) of any defaulted Rent or other sums being confessed but in no event less than three thousand dollars ($3,000). Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as often as any of the Rent and other sums shall fall due or be in arrears and such powers may be exercised as well after the expiration of the term of this Lease. Notwithstanding anything contained in this authorization for confession of judgment to the contrary, Landlord shall not confess judgment solely on the basis of Tenant's failure to timely pay Landlord the difference between the aggregate amount of the monthly payments made by Tenant and the actual amount due as stated in Section 3.02(e)(i) unless Tenant's time to review records pursuant to Section 3.02(e)(ii) has expired and Tenant has not notified Landlord of any dispute under Section 3.02(e)(iii).

Section 13.07: Waiver of Defenses

         Tenant expressly waives:

         (1) the benefit of all laws, now or hereafter in force, exempting any goods in the Premises or elsewhere from distraint, levy or sale in any legal proceedings taken by Landlord to enforce any rights under this Lease.

         (2) The right to issue a writ of replevin for the recovery of any goods seized under a levy upon an execution for rent, damages or otherwise.

         (3) The right to delay execution on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this Lease and any right to have the same appraised. Tenant authorizes the Prothonotary or Clerk to enter a writ of execution or other process upon Tenant's voluntary waiver and further agrees that said real estate may be sold on a writ of execution or other process.

         (4) All rights under the Pennsylvania Landlord and Tenant Act of 1951 and all supplements and amendments to it;

         (5) The right to three months and fifteen or thirty days notice required under certain circumstances by the Pennsylvania Landlord and Tenant Act of 1951, Tenant hereby agreeing that the respective notice periods provided for in this Lease shall be sufficient in either or any such case.

Section 13.08: Late Charges

         Tenant hereby acknowledges that the late payment by Tenant to Landlord of Rent and any and all other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to three percent (3%) of such overdue amount or $100.00, whichever is greater. Notwithstanding the preceding, Landlord agrees to give Tenant three (3) business days' advance written notice, which notice may be included as part of and need not be in addition to the notice referred to in Section 13.01(1) above, not more than once during any one Lease year, before charging such late charges, and if Tenant pays such past-due sum within such three (3) business day period, late charges under this section shall not be imposed. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's obligation to make timely payments, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

Section 13.09: Bankruptcy or Insolvency of Tenant

         (a) Except as specifically provided in this Section 13.10, the occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: the making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days); the appointment of a trustee or receiver to take possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within (30) days.

         (b) Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Federal Bankruptcy Code.

         (c) In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant's executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any State Act or the Federal Bankruptcy Code or if Tenant is adjudicated insolvent by a Court of competent jurisdiction other than the United States Bankruptcy Court, if a receiver or trustee of the property of Tenant shall be appointed by reason of the insolvency or inability of Tenant to pay its debts, or if any assignment shall be made of the property of Tenant for the benefit of creditors, then and in any such events, this Lease and all rights, but not the duties or obligations, of Tenant hereunder, at the option of Landlord, shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the Leased Premises but shall remain liable as herein provided.

         (d) Tenant shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under insolvency law except under the Federal Bankruptcy Code or the appointment of a trustee or receiver of Tenant or its assets shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within sixty (60) days after such allowance or appointment. Any act described in this Section shall be deemed a material breach of Tenant's obligations hereunder, and this Lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or in law.

         (e) Upon the filing of a petition by or against Tenant under the Federal Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease including, but not limited to, conforming to the manner of operations of the business as provided in Section 4.01 of this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Leased Premises an amount equal to all Rent and other charges otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Federal Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; for purposes of this Section, it shall be conclusively presumed that the time periods set forth herein constitute a reasonable period of time within which to determine whether to reject or assume this Lease, and it shall be the burden of Tenant or the trustees to overcome this presumption; (iv) to give Landlord at least forty-five
(45) days prior written notice of any proceedings relating to any assumption of this Lease; (v) to give at least thirty (30) days prior written notice of any abandonment of the Leased Premises; (vi) to do all such other things of benefit to Landlord or otherwise required under the Federal Bankruptcy Code; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above waiving notice, and hearing of the entry of same.

         (f) No default under this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

         (g) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; and (ii) the deposit of any additional sum equal to three (3) month's rental to be held as security deposit concurrently with assumption and/or assignment; and (iii) the use of the Leased Premises as set forth in Section 4.01 of this Lease, and (iv) demonstration in writing by the reorganized debtor or assignee of such debtor or assignee of such debtor in possession or of Tenant's trustee that it has sufficient background, including but not limited to financial ability, to operate a business out of the Leased Premises in the manner contemplated in this Lease and to meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; and
(v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises, at all times, shall remain an office or office suite and no physical changes of any kind shall be made to the Premises unless in compliance with the applicable provisions of this Lease.

         (h) The invalidity of any term or provision, or any part thereof, of this Section 13.10, as determined by a court of competent jurisdiction, shall in no way affect the validity and/or enforceability of any other term of provision, or any part thereof, of this Section 13.10.

Section 13.10: Default by Landlord

         Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to Landlord's designated agent stated in Section 1.01 above, or to the holder of any first deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing if the name of such holder is given in substitution for notice to Landlord or Landlord's designated agent, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within said thirty (30) day period and thereafter diligently prosecutes the same to completion.

Section 13.11: Excuse of Performance

         Anything in this Lease to the contrary notwithstanding, providing such cause is not due to the willful act or gross negligence of the party invoking this excuse of performance, a party shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material or service, through Act of God or other cause beyond the control of that party, except that in no event shall any such causes excuse Tenant from performance of any monetary obligations under this Lease, including but not limited to any obligation to pay Base Rent or Additional Rent.

Section 13.12: Mitigation of Damage Through Re-Letting

         (a) In the event Tenant has vacated the Leased Premises and given Landlord written notice that the Leased Premises have been permanently vacated by it and that Tenant has waived any claim to prevent Landlord from terminating this Lease as to all or any part of the Leased Premises, and so long as Tenant is not defending against claims by Landlord or asserting claims against Landlord arising out of or based upon any provision in this Lease, Landlord shall use commercially reasonable efforts to re-let the Leased Premises as stated in this Section to mitigate Landlord's damages from Tenant's default under this Lease.

         (b) Notwithstanding the obligation stated in paragraph (a) above, Landlord shall not be required to:

                  (i) take any action to offer or advertise the availability of the Leased Premises for lease other than listing such Premises with a real estate broker pursuant to the standard commission and terms previously and customarily given by the Landlord to such a broker, and Landlord shall have such obligation to list the Premises with a broker only on the condition that Tenant bear all costs associated with such listing and reach satisfactory agreement with Landlord's broker to pay all commissions arising out of such listing and release Landlord from all liability with regard to such commissions;

                  (ii) improve the Leased Premises, which may be re-let "as is";

                  (iii) subdivide the portion of the Leased Premises on either floor;

                  (iv) provide any other form of lease concession requiring an out-of-pocket expenditure by Landlord or which would otherwise affect the amount of rent due from a new tenant;

                  (v) re-let the Leased Premises for any rent other than the fair market rent (which shall not be less than the Rent reserved in this Lease), as of the date of the proposed reletting, for general office use of the Leased Premises.

         (c) Landlord may take into account all relevant facts concerning the qualifications of any proposed tenant, including but not limited to those stated in Section 14.02(b), and shall only be obligated to re-let the Leased Premises upon substantially the same terms and conditions, in all respects material to Landlord, as found in Landlord's standard form of lease agreement and for a term not less than two years.

         (d) Notwithstanding anything in this Section to the contrary, Landlord shall have no obligations under this Section if there is other comparably sized space within the Office Building available for lease, and Landlord's lease of any other vacant space within the Office Building as a priority over re-letting the Leased Premises shall not act as a breach of any duty by Landlord to mitigate damages by reletting the Leased Premises.

         (e) Any reletting of the Leased Premises by Landlord shall not release Tenant of its liability for damages but shall only act in mitigation of such damages, and Tenant shall have no rights or entitlement to any surplus created through reletting the Leased Premises. Any failure by Landlord to mitigate damages as required by this Section shall not bar Landlord from recovery from Tenant.

                                ARTICLE FOURTEEN
                            ASSIGNMENT AND SUBLETTING

Section 14.01: Transfer, Assignment and Subletting

         Tenant shall not voluntarily, involuntarily, or by operation of law, transfer, assign, sublet, change of control, mortgage or hypothecate or otherwise encumber this Lease or Tenant's interest in and to the Leased Premises without first procuring the written consent of Landlord. If at any time during the term of this Lease any part or all of the corporate shares of Tenant, or of a parent corporation of which the Tenant is a direct or indirect subsidiary, shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition which results in a change in the present effective voting control of Tenant or of such parent corporation by the person or persons owning or controlling a majority of the shares of Tenant or of such parent corporation on the date of this Lease, Tenant shall promptly notify Landlord in writing of such change, and such change in voting control shall constitute an assignment of this Lease for all purposes of this Section. Any such attempt to transfer, assign, sublet, change ownership, mortgage or hypothecate this Lease without Landlord's prior written consent shall be void and confer no rights upon any third person.

Section 14.02: Consent to Assignment

         (a) Landlord shall not unreasonably withhold or delay consent to an assignment of this Lease or to subletting of the Leased Premises, provided that any such assignment or subletting shall be made solely upon the following terms and conditions:

                  (i) Tenant shall provide Landlord for Landlord's approval at least thirty (30) days prior to any proposed sublease or assignment, written notice of such proposed assignment, containing the name and address of the proposed sublessee or assignee, adequate information as to its reputation and financial condition and the intended use of the Premises, which shall be limited to office use, and a copy of the proposed sublease or assignment. No assignment or sublease shall become effective unless and until Landlord shall have reviewed and approved the information set forth in such notice, which approval shall not be unreasonably withheld or delayed.

                  (ii) Landlord shall have the option, exercisable by written notice within thirty (30) days after receipt of the notice from Tenant, to terminate this Lease effective as of the date specified by Landlord in such notice, which date shall be not later than thirty (30) days after the date of Landlord's notice.

                  (iii) In the event Landlord shall elect not to terminate this Lease, Landlord shall have the right, upon five (5) days prior written notice to Tenant, to require Tenant thereafter to pay to Landlord a sum equal to (i) any rent or other consideration paid to Tenant by any sublessee which is in excess of the Rent, and any other charges then being paid by Tenant to Landlord for the subleased space pursuant to the terms hereof, and (ii) any other profit or gain realized by Tenant from any subletting or assignment. Nothing contained herein shall reduce the amount payable to Landlord to a sum less than that which Landlord would otherwise have received if the Premises had not been subleased. All sums payable hereunder by Tenant shall be paid to Landlord as excess rent immediately upon receipt thereof by Tenant.

                  (iv) The proposed sublessee or assignee shall not be a tenant or prior tenant within the past eighteen (18) months (or prior tenant who defaulted under their lease) of any space in the Office Building or a related entity of any other tenant.

                  (v) The proposed sublessee or assignee shall not be a person or entity that has negotiated within the past eighteen (18) months or is negotiating with Landlord for the rental of any space in the Office Building.

                  (vi) The proposed sublessee or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, the Commonwealth of Pennsylvania.

                  (vii) Tenant will not advertise any rental rates for any such subletting or assignment.

                  (viii) The proposed sublessee or assignee shall use the Leased Premises exclusively for an office use.

                  (ix) The proposed sublessee or assignee and its principals have demonstrated to Landlord's reasonable satisfaction financial stability and good business reputation.

                  (x) Each transfer, assignment, subletting, mortgage or hypothecation shall be by an instrument in writing in a form reasonably satisfactory to Landlord and shall be executed by the transferor, assignor, sublessee, hypothecator or mortgagor and the transferee, assignee, sublessee or mortgagee in each instance as the case may be. Each transferee, assignee, sublessee or mortgagee shall agree in writing to assume and be bound by and to perform the terms, covenants and conditions of this Lease to be performed by Tenant including the payment of all amounts due or to become due under this Lease directly to Landlord. No such assignment, or sublet shall relieve Tenant of any obligations under this Lease. In the event Landlord shall consent to an assignment, transfer, subletting, mortgage or hypothecation, Tenant shall pay to Landlord a sum no less than $250.00 for the time and expense incurred by Landlord or its agent in connection with the transaction. In addition, Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees incurred in conjunction with processing and the documentation of any such transaction.

         (b) For purposes of this Article Fourteen, in determining reasonableness, Landlord may take into account all relevant facts surrounding the proposed assignment or sublease, including, without limitation:

                    (i) the business reputation of the proposed assignee or subtenant, and its officers, directors and shareholders;

                    (ii) the nature of the business and proposed use of the demised premises by the proposed assignee or subtenant;

                    (iii) the source of the rent due from the proposed assignee or subtenant, including the financial condition and operating performance of the proposed assignee or subtenant, and its guarantors, if any; and

                    (iv) the extent to which the Tenant and the proposed assignee or subtenant provide Landlord with assurance of future performance hereunder.

Section 14.03: Merger or Assignment of Subleases

           The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger but shall, at the option of the Landlord, terminate any or all existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

                                 ARTICLE FIFTEEN
               ESTOPPEL CERTIFICATE, ATTORNMENT, AND SUBORDINATION

Section 15.01: Estoppel Certificate

           Tenant and Landlord shall at any time and from time to time upon not less than fifteen (15) days prior written request, execute, acknowledge and deliver to the other party or to any mortgagee a statement in writing, in such form as may reasonably be requested, certifying the date of commencement of this Lease, that the Lease is unmodified and in full force and effect (or if there have been modifications to this Lease, that it is in full force and effect as modified and stating the date of modifications), the dates to which the rent and other charges have been paid and there are no defenses or offsets to this Lease (or stating those claimed).

Section 15.02: Transfer by Landlord

           In the event of any transfers of interest hereunder by Landlord whether by sale, foreclosure, exercise of a power of sale under a mortgage or otherwise, Tenant shall attorn to such transferee of Landlord and recognize such transferee as Landlord under this Lease. In the event of such a transfer of Landlord's interest hereunder, then from and after the effective date of such transfer, Landlord shall be released and discharged from any and all obligations under this Lease except those already accrued.

Section 15.03: Subordination

           Upon the request of the Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgages, deed(s) of trust or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and buildings of which the Leased Premises are a part or upon any buildings hereafter placed upon the land of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof. This section shall be self-operative and no further instrument or subordination shall be required to be delivered to any lender. Landlord shall request and use reasonable efforts to obtain a standard form of non-disturbance agreement from Landlord's existing mortgagee, which agreement shall be substantially in the form attached hereto, marked as Exhibit "E". With regard to any future mortgagees, so long as Tenant is not in default hereunder and has not been in default beyond applicable notice and grace periods as set forth in this Lease, Landlord shall request and use good faith efforts to obtain a standard form of non-disturbance agreement providing that so long as Tenant is not in default beyond applicable notice and grace periods as set forth in this Lease, such mortgagee shall not disturb Tenant's possession of the Leased Premises.

                                 ARTICLE SIXTEEN
                               ACCESS BY LANDLORD

           Landlord and any of its agents shall have the right to enter the Leased Premises at all reasonable times upon reasonable notice to Tenant, to examine the same, and to show them to prospective purchasers of the Office Building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant or otherwise, provided such repairs, alterations, improvements or additions are promptly made and Landlord makes a reasonable effort to schedule non-emergency repairs in a manner to minimize disruption to Tenant's business during standard business hours. During the twelve (12) months prior to the expiration of the terms of this Lease or any renewal terms, Landlord may exhibit the Premises to prospective tenants or purchasers, and place upon the Premises the usual notice "For Lease" or "For Sale" which notices Tenant shall permit to remain thereon without molestation. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Office Building or any part thereof, except as otherwise herein specifically provided.

                                ARTICLE SEVENTEEN
                                 QUIET ENJOYMENT

           Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms, and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or Landlord's agents or representatives, subject to the terms and conditions of this Lease.

                                ARTICLE EIGHTEEN
                            HOLDING OVER, SUCCESSORS

Section 18.01: Holding Over

           Tenant hereby waives, for Tenant and all those claiming under it, all rights now or hereafter existing to redeem the Leased Premises after termination of Tenant's right of occupancy, by order or judgment of any court or any legal process or writ. If Tenant should continue in possession of the Leased Premises after the expiration or any sooner termination of the term hereof, said holding over shall, at Landlord's option, be construed to be a tenancy from month to month. During the first three (3) months of any such holdover, Tenant agrees to pay Landlord for each day Tenant holds over, rent equal to one hundred fifty percent (150%) of the total rent and all other charges which Tenant was obligated to pay to Landlord during the twelve (12) months immediately preceding such termination or expiration, plus all damages sustained by Landlord by reason of such retention, except that with regard to damages that are foreseeable by Landlord that could be avoided by Tenant vacating the space upon notice of those upcoming damages from Landlord, Landlord shall be entitled to collect only the damages that Landlord incurs after providing Tenant with five (5) days advance written notice. If Tenant's holdover shall continue for more than three months, Tenant agrees to pay Landlord, for each day over three (3) months that Tenant holds over, the same rent as stated above except that the rent and charges shall be increased by two hundred percent (200%) rather than one hundred fifty percent (150%) and Landlord shall be entitled to all additional damages suffered by Landlord during the continuing period of Tenant's holdover. Such tenancy shall be on the terms and conditions herein specified, so far as applicable. Nothing contained herein shall constitute a consent by Landlord to Tenant's continued possession following the expiration or other termination of this Lease, and nothing contained in this paragraph shall limit Landlord's rights and remedies as provided by law or elsewhere in this Lease.

Section 18.02: Successors

           All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the parties. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Article Fourteen hereof.

                                ARTICLE NINETEEN
                                 HAZARDOUS WASTE

Section 19.01: Hazardous Material

           The term "hazardous material" is used in this Lease in its broadest sense and includes but is not limited to petroleum base products, paint and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCB's and other chemical products, but excludes any cleaning compound or other solvents typically used to clean and maintain office equipment and office furnishings so long as such cleaning compounds and solvents are stored only in reasonable amounts for those purposes and are stored and used in compliance with all applicable laws and regulations.

Section 19.02: Representations

           (a) To Landlord's knowledge, no release, discharge, leak, spill or disposal of hazardous materials in violation of applicable federal, state, and local laws and regulations has occurred in the Office Building and Landlord has not been notified by any regulatory authority or agency of any violation of federal, state or local laws, regulations or ordinances.

           (b) Tenant represents and warrants that it will, not store, use, release, produce, install or dispose of any hazardous material or oil on the Leased Premises.

Section 19.03: Notice

           (a) Tenant will provide Landlord with written notice: (i) upon Tenant obtaining knowledge of any potential or known release, or threat of release, of any hazardous material or oil at or from the Leased Premises; (ii) upon Tenant's receipt of any notice to such effect from any federal, state, or other governmental authority; and (iii) upon the Tenant obtaining knowledge of any incurrence of any expense or loss by such governmental authority in connection with the assessment, containment, or removal of any hazardous material or oil for which such expense or loss Tenant may be liable or for which such expense or loss a lien may be imposed on the Leased Premises.

           (b) Landlord shall have the right to enter the Leased Premises at any time to inspect the same and ascertain whether they are clean and free of hazardous materials.

Section 19.04: Indemnification

           Tenant shall indemnify, defend, and hold Landlord harmless of and from any claim brought or threatened against Landlord on account of the introduction by Tenant of hazardous material or oil onto the Leased Premises, or the release of such hazardous material or oil by Tenant or its employees, agents or invitees on or from the Leased Premises, or the failure by Tenant to comply with the terms and provisions hereof (each of which may be defended, compromised, settled, or pursued by Landlord with counsel of Landlord's selection, but at the expense of Tenant). The within indemnification shall survive payment of the liabilities and/or any termination of this Lease.

                                 ARTICLE TWENTY
                           OPTION FOR ADDITIONAL SPACE

Section 20.01:  Limitation and Conditions of Exercise

           (a) The submission of this Lease by Landlord to Tenant does not constitute a reservation of or option for the Leased Premises. Tenant shall have no option rights other than as specified below. Any option granted to Tenant shall be personal to Tenant or any corporate affiliate of Tenant and may not be exercised or assigned to any other person. If this Lease is assigned or the Leased Premises or any portion thereof are sublet, other than with the prior written consent of Landlord, the option set forth below will be void and of no effect.

           (b) Tenant shall have no right to exercise the option below notwithstanding anything in the grant of option or right to the contrary, (i) if at the time of exercise Tenant has received notice of any non-monetary default pursuant to any provision of this Lease which remains uncured or waived, or (ii) if at the time of exercise Tenant owes any monetary obligation to Landlord, or
(iii) in the event Landlord has given Tenant more than one (1) notice of a material default under this Lease during the twelve (12) month period prior to the time Tenant intends to exercise the option or right, or (iv) in the event there shall have been any material adverse change in Tenant's financial condition during the initial term of this Lease.

Section 20.02:  Option for Additional Space

         (a) Provided Tenant has not lost the right to exercise this option as set forth above, Tenant shall have a right of first offer on the terms set forth herein to lease one or both areas of additional contiguous space on the fourth floor of the Office Building as shown in Exhibit "D" attached hereto and made a part hereof ("Additional Space"), for the remainder of the term of this Lease. If either of the tenants occupying the Additional Space vacates the space or such tenant's lease expires or if either portion of the Additional Space otherwise becomes available during the initial term of this Lease or any extension thereof, and if there is a minimum of three years remaining on Tenant's term under this Lease, Landlord will give Tenant notice stating the portion of the Additional Space that will be available, the Fair Market Rent and the date of availability. Upon receipt of Landlord's notice, Tenant may, within ten (10) business days thereafter, elect to send written notice to Landlord of Tenant's intent to accept and lease the entire space described in Landlord's notice as of the date stated in Landlord's notice. Tenant's acceptance of and agreement to lease the Additional Space shall be upon the same terms and conditions as provided herein for the Leased Premises, except that an appropriate adjustment shall be made to Tenant's Pro-Rata Share and the base rent for the Additional Space shall equal Fair Market Rent, as defined below, with Tenant's obligation to pay Rent for the Additional Space commencing forty-five (45) days after the date Landlord delivers the Additional Space to Tenant in its "as is" condition.

         (b) In the event Tenant accepts such Additional Space, Landlord agrees to reimburse Tenant for payments made by Tenant to third party contractors for constructing leasehold improvements to such space in an amount not to exceed the product of the per square foot expense by Landlord for the Initial Improvements in Exhibit "B", which amount is agreed to be $13.00 per square foot, multiplied by a fraction, the numerator of which shall be the amount of time remaining under this Lease and the denominator of which shall be the amount of time in the original Lease Term. Landlord's reimbursement shall be made at the completion of Tenant's construction of the leasehold improvements to the Additional Space and only if Tenant is not in default under this Lease and shall not include reimbursement for any personal property, trade fixtures or equipment installed by Tenant.

         (c) Upon receipt of Tenant's notice of intent to accept the space and provided all the terms of this option has been met, Landlord shall prepare and submit to Tenant for its signature an amendment to this Lease adding the appropriate portion of the Additional Space to, and making this Additional Space part of, the Leased Premises. If Tenant does not advise Landlord in writing of its election to make an offer upon such space within the time specified, this right of first offer shall cease to exist entirely as to the relevant space and this Article 20 shall be void and of no further effect.

         (d) Fair Market Rent shall mean the prevailing fair market rent as of the date of Landlord's notice to Tenant of the availability of the Additional

Space, for the highest and best use of the Premises, taking into account market rent for comparable office space in Bala Cynwyd, Pennsylvania and such other factors as reasonable lessors would consider relevant, but shall in no event be less than $25.50 per square foot, including utilities.

         (e) The Fair Market Rent shall be determined as set forth herein. Landlord shall give Tenant notice of Landlord's determination of the Fair Market Rent ("Landlord's Determination") in Landlord's notice to Tenant of the availability of the Additional Space offered to Tenant. Landlord's Determination shall be conclusive unless Landlord and Tenant mutually agree in writing as to Fair Market Rent or Tenant, within ten (10) days after Tenant's receipt of Landlord's Determination, submits to Landlord an appraisal by a real property MAI appraiser, experienced in the leasing of office space in the Bala Cynwyd area, employed and paid for by Tenant, stating an opinion as to the Fair Market Rent and including a summary of the bases and assumptions supporting that opinion ("Tenant's Appraisal"). If within ten (10) days after Landlord's receipt of Tenant's Appraisal, Landlord and Tenant do not establish the Fair Market Rent by agreement in writing, Landlord shall employ and pay a real property MAI appraiser, experienced in the leasing of office space in the Bala Cynwyd area, to determine the Fair Market Rent and shall submit such appraisal ("Landlord's Appraisal") in writing to Tenant within twenty (20) days after Landlord's receipt of Tenant's Appraisal. If Landlord's Appraisal and Tenant's Appraisal differ by less than ten percent (10%), average of the two appraisals shall be the Fair Market Rent. If Landlord's Appraisal and Tenant's Appraisal differ by more than ten percent (10%), the two appraisers shall be instructed within twenty (20) days of Tenant's receipt of Landlord's Appraisal to appoint a third MAI appraiser to determine the Fair Market Rent ("Third Appraisal"). Landlord and Tenant shall each pay one-half (1/2) the cost of the Third Appraisal. The appraisal which varies most from the median of the three appraisals shall be disregarded and the average of the remaining two appraisals shall be the Fair Market Rent and shall be binding upon Landlord and Tenant.

                               ARTICLE TWENTY-ONE
                            MISCELLANEOUS PROVISIONS

Section 21.01: Subordination of Landlord's Lien

           Tenant shall have the right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, signs, and other personal property located at the Leased Premises, with the exception of Landlord's Initial Improvements as shown in Exhibit B and, so long as Tenant is not in default under this Lease, Tenant's right to finance as herein provided shall be paramount and superior to any common law Landlord's lien. Provided that Tenant is not in default hereunder, upon not less than fifteen (15) days' notice, to effectuate Tenant's rights as provided herein, Landlord agrees to execute a written subordination of its common law or statutory, non-judicial Landlord's lien, provided that such form of subordination is satisfactory to Landlord and provides Tenant's lender with no additional rights other than those Tenant enjoys under the terms of this Lease.

Section 21.02: Brokerage Commission

           Landlord has agreed to pay a brokerage commission to Geis Realty Group, Inc. and Colliers, Lanard & Axilbund pursuant to the terms of separate agreements with each of them. Tenant represents and warrants that it has dealt with no other brokers except for Geis Realty and Colliers, Lanard & Axilbund. Each party represents and warrants that it has caused or incurred no other claims for brokerage commissions or finder's fees in connection with this Lease, and each party shall indemnify and hold the other harmless against and from any liabilities arising from any such claim caused or incurred by it including, without limitation, the cost of attorney's fees in connection therewith.

Section 21.03: Entire Agreement

           This Lease and the exhibits, and riders, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings between them other than are herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance.

Section 21.04: Waiver

           The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same of any other terms, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by said party.

Section 21.05: No Partnership

           Landlord shall not by virtue of this Lease, in any way or for any purpose, be deemed to have become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant, nor is Tenant an agent of Landlord for any reason whatsoever.

Section 21.06: Accord and Satisfaction

           No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any enforcement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

Section 21.07: Security Deposit

           Tenant has deposited with Landlord the Security Deposit in the amount stated in Section 1.01 as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including payment of the Base Rent, Additional Rent or any other payment due pursuant to this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after notice thereof, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease. Landlord may, in the event the Security Deposit is depleted and not replenished, at Landlord's election, apply any Base Rent or Additional Rent prepaid by Tenant to restore the Security Deposit. Landlord shall not, unless otherwise required by law, be required to keep the Security Deposit separate from its general funds, nor pay interest to Tenant. If Landlord is required to maintain the Security Deposit in an interest bearing account, Landlord shall retain the maximum amount permitted under applicable law as a bookkeeping and administrative charge. The Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) within thirty (30) days of expiration of the Term so long as Landlord has not issued a written notice of default to Tenant, which default remains uncured. If the Building is sold, the Security Deposit may be transferred to the new owner, and Landlord shall be discharged from further liability with respect thereto so long as the full amount of the security deposit is transferred to the new owner.

Section 21.08: Captions

           The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and no way define, limit or construe the scope or intent of such sections or articles in this Lease.

Section 21.09: Tenant Defined

           The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord and Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. If there shall be more than one Tenant occupying the Leased Premises, all liabilities hereunder shall be joint and several.

Section 21.10: Corporate Authority

           If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

Section 21.11: Partnership Tenant

                           [Left Blank Intentionally]


Section 21.12: Notices

           All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or if mailed by United States certified mail, postage prepaid, return receipt requested, to Landlord and Tenant at the addresses set forth in Article 1, or at such other address as Landlord, or Tenant, shall from time to time designate to the other in writing. The date of service of any notice hereunder shall be the date of personal delivery, or five (5) business days after the postmark on the certified mail, as the case may be.

Section 21.13: Applicable Law

           The laws of the Commonwealth of Pennsylvania shall govern the validity, performance and enforcement of this Lease.

Section 21.14: Waiver of Trial by Jury

           It is mutually agreed by and between Landlord and Tenant that the respective parties shall and do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other as to any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any statutory remedy.

Section 21.15: Partial Invalidity

           If any terms, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 21.16: Time

           Time is of the essence of this Lease and each and all provisions hereof in which performance is a factor.

Section 21.17: Recording

           Tenant shall not record this Lease or any memoranda thereof without the prior written consent of Landlord.

Section 21.18: Cumulative Remedies

           No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

Section 21.19: Attorneys' Fees

           If suit is brought by either party against the other arising out of or based upon any provision of this Lease and/or the tenancy created hereby, the losing party shall pay to the prevailing party all reasonable costs and expenses of such suit including, but not limited to, appraiser's and other expert witness fees and all attorneys' fees incurred.

Section 21.20: Necessary Acts

           All parties hereto shall do all acts and execute all documents necessary, convenient or desirable to effect all provisions of this Lease.

Section 21.21: Effectiveness of Lease

           This Lease shall not become effective until a copy executed by Landlord is delivered to Tenant. The submission of this form of Lease to Tenant by Landlord, or Landlord's agent, does not constitute an offer to Lease. No employee or agent of Landlord or any person with whom Tenant may have negotiated this Lease has any authority to modify the terms hereof or to make any agreements, representations, or promises unless the same are contained herein or added hereto in writing.

Section 21.22: Representations

           Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall during the term of this Lease occupy any space in the Office Building.

           Tenant and its principal executing this Lease represent and warrant that the financial statements for Tenant provided to Landlord prior to the execution of this Lease are accurate and in accordance with the books and records of Tenant and meet the requirements stated above for Tenant's financial statement. Tenant agrees to submit to Landlord within ninety (90) days after the end of each calendar year a profit and loss statement for the previous year and a balance sheet as of the last day of the year, which will present fairly the financial position of Tenant for the periods set forth and will not fail to state any material fact.

           There are no representations or warranties whatsoever between the parties other than as set forth herein or in the exhibits, rider or other amendment hereto, any reliance with respect to representations is solely upon the representations and agreements contained herein.

Section 21.23: Interpretation of Language

           This Lease and any amendments, exhibits or rider thereto shall not be construed either for or against Landlord or Tenant by reason of the same having been drafted by one or the other party.

           IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Lease as of the day and year first above written.

WITNESS:                                      LANDLORD:
                                              ONE PRESIDENTIAL BOULEVARD
                                               ASSOCIATES


_______________________                       By: ___________________________
                                                  Keith Morgan, Trustee

ATTEST:                                       TENANT:
                                              AMERICAN BUSINESS FINANCIAL
                                              SERVICES, INC.


_______________________                       By: ____________________________
                                                  Jeffrey M. Ruben,
                                                  Executive Vice-President

                                    EXHIBIT A

                     PLAN SHOWING LOCATION OF TENANT'S SPACE

                                    EXHIBIT B

                 LANDLORD'S INITIAL ALTERATIONS AND IMPROVEMENTS

                                    EXHIBIT C
                              RULES AND REGULATIONS


         1. The public sidewalks, paved areas, landscaped areas, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Lease Premises.

         2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the Leased Premises or Office Building so as to be visible from outside the Leased Premises without the prior written consent of Landlord. In the event of the violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant as additional rent.

         3. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Leased Premises or any outside wall of the Office Building without the prior written consent of Landlord.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the plumbing system of the Office Building shall be used only for the discharge of so-called sanitary waste. All damage resulting from any misuse of said fixtures and/or plumbing system by Tenant or anyone claiming under Tenant shall be borne by Tenant.

         5. Tenant must, upon the termination of its tenancy, return to Landlord all locks, cylinders and keys to the Leased Premises and any offices therein.

         6. Landlord reserves the right to exclude from the Office Building between the hours of 6 P.M. and 8 A.M. on business days and at all hours on Saturdays, Sundays and legal holidays all persons connected with or calling upon Tenant who do not present a pass to the Office Building signed by Tenant. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all wrongful acts of such persons.

         7. There shall not be used in any space, or in the public halls of the Office Building, either by Tenant or by others, in the delivery or receipt of supplies, furniture or equipment any hand trucks, except those equipped with rubber tires and side guards.

         8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises.

         9. Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Office Building or those having business with them, whether by use of any musical instrument, radio, machine, or in any other way.

         10. At its election, Landlord may designate certain parking areas from time to time for use by visitors or others, and Tenant and its employees shall refrain from parking their motor vehicles in said designated parking areas.

         11. The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Office Building and to exclude from the Office Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         12. Canvassing, soliciting, and peddling in the Office Building are prohibited and Tenant shall cooperate to prevent the same.

         13. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord.

         14. Landlord reserves the right to rescind, alter, waive and/or establish any rules and regulations which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Office Building.

         15. Landlord reserves the right at any time, and from time to time, to change the name and/or address of the Office Building.

         16. No vending machines of any type shall be operated in the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld.

         17. Tenant shall keep the Leased Premises free at all times of pests, rodents and other vermin.




                                       C-2